UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	0-18001	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure

On February 2, 2004, William Lyon Homes (the “Company”) issued a press release that its principal operating company and wholly-owned subsidiary, William Lyon Homes, Inc., had sold $150,000,000 principal amount of 7 1/2% Senior Notes due 2014 (the “Notes”) in a private transaction pursuant to Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes are guaranteed by the Company and certain of its subsidiaries. The Company expects the sale to close on February 6, 2004. The press release is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Neither the press release nor this current report on Form 8-K shall constitute an offer to sell or the solicitation of an offer to buy the Notes. There will not be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release issued on February 2, 2004 announcing sale of 7½% Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2004

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name: Its:	Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 2, 2004 announcing sale of 7 1/2% Senior Notes.